News Release

Media Contact: Jennifer Garber
24-Hour: 800.559.3853
Analyst Contact: Abby Motsinger
Office: 704.382.7624
November 2, 2023
Duke Energy reports third-quarter 2023 financial results
▪Third-quarter 2023 reported EPS of $1.59 and adjusted EPS of $1.94
▪Constructive North Carolina rate case outcome represents first implementation of performance-based regulations under HB 951
▪Company completes transition to fully regulated company
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced third-quarter 2023 reported EPS of $1.59, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $1.94. This is compared to reported EPS of $1.81 and adjusted EPS of $1.78 for the third quarter of 2022.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. The difference between the third-quarter 2023 reported and adjusted EPS includes the results of discontinued operations, as well as the net impact of special items for charges primarily related to the Duke Energy Carolinas North Carolina rate case settlement and the Duke Energy Progress North Carolina rate case order.
Higher third-quarter 2023 adjusted results were driven by a lower effective tax rate, growth from riders and other retail margin, and favorable rate case impacts. These items were partially offset by higher interest expense and lower volumes.
The company is narrowing the adjusted 2023 EPS guidance range to $5.55 to $5.65 and reaffirming the long-term adjusted EPS growth rate of 5% to 7% through 2027 off the original 2023 midpoint of $5.65. Management does not forecast reported GAAP EPS and related long-term growth rates.
“Over the past year, we’ve built considerable momentum on our strategic priorities, delivering a series of constructive regulatory outcomes, and solidifying our path as a fully regulated utility. We’ve also responded to revenue pressures from mild weather and lower customer usage with agile cost reduction efforts,” said Lynn Good, Duke Energy chair, president and chief executive officer.
“As we execute our $65 billion five-year capital plan – one of the largest in our industry – our long-term organic growth strategy has never been more clear. Our attractive dividend yield, coupled with long-term earnings growth from investments in our regulated utilities, has us well-positioned to deliver sustainable value and earnings growth of 5 to 7% over the next five years.”

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Business segment results
In addition to the following summary of third-quarter 2023 business segment performance, comprehensive tables with detailed EPS drivers for the third quarter compared to prior year are provided at the end of this news release.
The discussion below of third-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized third-quarter 2023 segment income of $1,447 million, compared to reported segment income of $1,540 million in the third quarter of 2022. In addition to the drivers outlined below, third-quarter 2023 results include impacts related to the Duke Energy Carolinas North Carolina rate case settlement and the Duke Energy Progress North Carolina rate case order, which was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized third-quarter 2023 segment income of $1,531 million, compared to adjusted segment income of $1,540 million in the third quarter of 2022. On an adjusted basis, this represents a decrease of $0.01 per share. Lower quarterly results were primarily due to higher interest expense and lower volumes, partially offset by growth from riders and other retail margin and favorable rate case impacts.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized third-quarter 2023 segment income of $15 million, compared to reported and adjusted segment income of $4 million in the third quarter of 2022. On an adjusted basis, this represents an increase of $0.01 per share. Higher quarterly results were primarily driven by growth from riders and other retail margin and lower O&M expense, partially offset by higher interest expense and depreciation.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported and adjusted basis, Other recognized a third-quarter 2023 segment loss of $59 million, compared to reported and adjusted segment loss of $183 million in the third quarter of 2022. On an adjusted basis, this represents an increase of $0.16 per share. Higher quarterly results were primarily due to a lower effective tax rate.

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Discontinued Operations
Discontinued operations primarily includes the impairments recorded for the sale of the Commercial Renewables business along with the operating results from Duke Energy's Commercial Renewables business. In November 2022, the company announced it had initiated a sale process of the Commercial Renewables business. The sales of the utility-scale solar and wind assets as well as the distributed generation assets closed in October 2023, completing the company's transition to a fully regulated utility.
For the third quarter of 2023, Duke Energy's GAAP reported Loss from Discontinued Operations, net of tax, includes an impairment loss on the sale of the Commercial Renewables business and other transaction costs.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the third quarter of 2023 was 2.8% compared to 10.1% in the third quarter of 2022. The decrease in the effective tax rate was primarily due to favorable adjustments related to certain allowable deductions as a result of ongoing tax efficiency efforts, partially offset by a decrease in the amortization of excess deferred taxes.

The effective tax rate including noncontrolling interests and preferred dividends and excluding special items for the third quarter of 2023 was 3.9% compared to 10.2% in the third quarter of 2022. The decrease was primarily due to favorable adjustments related to ongoing tax efficiency efforts for certain allowable deductions in periods currently open under federal statute, partially offset by a decrease in the amortization of excess deferred taxes. The full year effective tax rate is trending toward the low end of the original guidance range of 11% to 13%.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled at 10 a.m. ET today to discuss third-quarter 2023 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors section (duke-energy.com/investors) of Duke Energy’s website or by dialing 833.470.1428 in the U.S. or 929.526.1599 outside the U.S. The confirmation code is 615275. Please call in 10 to 15 minutes prior to the scheduled start time.
A recording of the webcast with transcript will be available on the investors' section of the company’s website by November 3.

Duke Energy News Release    4

Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported earnings per share to adjusted earnings per share for third-quarter 2023 and 2022 financial results:

(In millions, except per share amounts)	After-Tax Amount	3Q 2023 EPS	3Q 2022 EPS
Earnings Per Share, as reported		$1.59	$1.81
Adjustments to reported EPS:
Third Quarter 2023
Regulatory Matters	$84	0.11
Discontinued operations	$190	$0.24
Third Quarter 2022
Discontinued operations	(22)		(0.03)
Total adjustments		$0.35	$(0.03)
EPS, adjusted		$1.94	$1.78

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Regulatory Matters primarily represents impairment charges related to Duke Energy Carolinas' North Carolina rate case settlement and Duke Energy Progress' North Carolina rate case order.

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Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income and other net loss is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income and other net loss includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income and adjusted other net loss as a measure of historical and anticipated future segment performance. Adjusted segment income and adjusted other net loss is a non-GAAP financial measure, as it is based upon segment income and other net loss adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income and adjusted other net loss provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income and adjusted other net loss may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

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Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 50,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 27,600 people.
Duke Energy is executing an aggressive clean energy transition to achieve its goals of net-zero methane emissions from its natural gas business by 2030 and net-zero carbon emissions from electricity generation by 2050. The company has interim carbon emission targets of at least 50% reduction from electric generation by 2030, 50% for Scope 2 and certain Scope 3 upstream and downstream emissions by 2035, and 80% from electric generation by 2040. In addition, the company is investing in major electric grid enhancements and energy storage, and exploring zero-emission power generation technologies such as hydrogen and advanced nuclear.
Duke Energy was named to Fortune’s 2023 “World’s Most Admired Companies” list and Forbes’ “World’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including our carbon emission reduction goals;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the United States electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;
◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities, as well as the successful sale of the Commercial Renewables Disposal Groups;

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◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦Asset or business acquisitions and dispositions may not yield the anticipated benefits; and
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy, or cause fluctuations in the trading price of our common stock.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2023
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,447	$84	A	$—		$84	$1,531
Gas Utilities and Infrastructure	15	—		—		—	15
Total Reportable Segment Income	1,462	84		—		84	1,546
Other	(59)	—		—		—	(59)
Discontinued Operations	(190)	—		190	B	190	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,213	$84		$190		$274	$1,487
EARNINGS PER SHARE AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.59	$0.11		$0.24		$0.35	$1.94
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A – Net of $17 million tax benefit at Duke Energy Carolinas and $10 million tax benefit at Duke Energy Progress.
•$62 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations primarily related to the North Carolina rate case settlement.
•$33 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated Statement of Operations primarily related to the North Carolina rate case order.
B – Recorded in (Loss) Income from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2023
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,088	$84	A	$—		$84	$3,172
Gas Utilities and Infrastructure	327	—		—		—	327
Total Reportable Segment Income	3,415	84		—		84	3,499
Other	(388)	—		—		—	(388)
Discontinued Operations	(1,283)	—		1,283	B	1,283	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,744	$84		$1,283		$1,367	$3,111
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$2.27	$0.11		$1.67		$1.78	$4.05
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A – Net of $17 million tax benefit at Duke Energy Carolinas and $10 million tax benefit at Duke Energy Progress.
•$62 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Carolinas' Condensed Consolidated Statement of Operations primarily related to the North Carolina rate case settlement.
•$33 million recorded within Impairment of assets and other charges and $8 million within Operations, maintenance and other on the Duke Energy Progress' Condensed Consolidated Statement of Operations primarily related to the North Carolina rate case order.
B – Recorded in (Loss) Income from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 771 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2022
(Dollars in millions, except per share amounts)

	Reported Earnings	Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,540	$—		$—	$1,540
Gas Utilities and Infrastructure	4	—		—	4
Total Reportable Segment Income	1,544	—		—	1,544
Other	(183)	—		—	(183)
Intercompany Eliminations	(1)	$1		1	—
Discontinued Operations	23	$(23)	A	(23)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$1,383	$(22)		$(22)	$1,361
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$1.81	$(0.03)		$(0.03)	$1.78
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.
A – Recorded in (Loss) Income from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2022
(Dollars in millions, except per share amounts)

		Special Item
	Reported Earnings	Regulatory Matters		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$3,237	$157	A	$—		$157	$3,394
Gas Utilities and Infrastructure	277	—		—		—	277
Total Reportable Segment Income	3,514	157		—		157	3,671
Other	(480)	—		—		—	(480)
Intercompany Eliminations	(2)	—		2		2	—
Discontinued Operations	62	—		(62)	B	(62)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,094	$157		$(60)		$97	$3,191
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.03	$0.21		$(0.08)		$0.13	$4.16

Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $0.02.

A – Net of $80 million tax benefit. $211 million recorded within Impairment of assets and other charges, $46 million within Regulated electric (Operating revenues) and $20 million within Noncontrolling     Interests related to the Duke Energy Indiana Supreme Court ruling on the Condensed Consolidated Statements of Operations.
B – Recorded in (Loss) Income from Discontinued Operations, net of tax, and Net (Income) Loss Attributable to Noncontrolling Interests on the Condensed Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
September 2023
(Dollars in millions)

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,515		$3,510
Regulatory Matters	111		111
Noncontrolling Interests	(39)		(92)
Preferred Dividends	(39)		(92)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,548		$3,437

Reported Income Tax Expense From Continuing Operations	$42	2.8%	$316	9.0%
Regulatory Matters	27		27
Noncontrolling Interest Portion of Income Taxes(a)	(8)		(17)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$61	3.9%	$326	9.5%

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,568		$3,440
Regulatory Matters	—		257
Noncontrolling Interests	(13)		(45)
Preferred Dividends	(39)		(92)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$1,516		$3,560

Reported Income Tax Expense From Continuing Operations	$158	10.1%	$297	8.6%
Regulatory Matters	—		80
Noncontrolling Interest Portion of Income Taxes(a)	(3)		(8)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$155	10.2%	$369	10.4%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2023 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2022 QTD Reported Earnings Per Share	$2.00	$—	$(0.22)	$0.03	$1.81
Discontinued Operations	—	—	—	(0.03)	(0.03)
2022 QTD Adjusted Earnings Per Share	$2.00	$—	$(0.22)	$—	$1.78
Weather	0.06	—	—	—	0.06
Volume	(0.07)	—	—	—	(0.07)
Riders and Other Retail Margin(a)	0.10	0.01	—	—	0.11
Rate case impacts, net(b)	0.08	—	—	—	0.08
Operations and maintenance, net of recoverables(c)	0.02	0.01	—	—	0.03
Interest Expense(d)	(0.09)	(0.01)	(0.07)	—	(0.17)
AFUDC Equity	(0.01)	—	—	—	(0.01)
Depreciation and amortization(d)	(0.05)	(0.01)	—	—	(0.06)
Other(e)	(0.05)	0.01	0.23	—	0.19
Total variance	$(0.01)	$0.01	$0.16	$—	$0.16
2023 QTD Adjusted Earnings Per Share	$1.99	$0.01	$(0.06)	$—	$1.94
Regulatory Matters	(0.11)	—	—	—	(0.11)
Discontinued Operations	—	—	—	(0.24)	(0.24)
2023 QTD Reported Earnings Per Share	$1.88	$0.01	$(0.06)	$(0.24)	$1.59

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 770 million to 771 million.

(a)    Electric Utilities and Infrastructure includes riders and transmission revenues (+$0.04) and favorable fuel and purchased power (+$0.04).
(b)    Electric Utilities and Infrastructure includes impacts from the Duke Energy Florida (DEF) multiyear rate plan (+$0.01), DOE nuclear fuel storage funding at DEF (+$0.03) and Duke Energy Progress (DEP) South Carolina rates, effective April 2023 and DEP North Carolina interim rates, effective June 2023 (+$0.04). Per the 2021 Settlement, DEF is permitted to recognize into earnings a total of $173 million through the approved settlement period, while also remaining within the approved return on equity band.
(c)    Electric Utilities and Infrastructure is primarily due to lower employee-related expenses, partially offset by higher storm costs (-$0.04).
(d)    Electric Utilities and Infrastructure excludes rate case impacts.
(e)    Electric Utilities and Infrastructure includes the impact of GIC minority interest sale and higher property taxes. Other includes a favorable adjustment related to certain allowable tax deductions (+$0.16) and higher returns on investments.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2023 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2022 YTD Reported Earnings Per Share	$4.21	$0.36	$(0.62)	$0.08	$4.03
Regulatory Matters	0.21	—	—	—	0.21
Discontinued Operations	—	—	—	(0.08)	(0.08)
2022 YTD Adjusted Earnings Per Share	$4.42	$0.36	$(0.62)	$—	$4.16
Weather	(0.29)	—	—	—	(0.29)
Volume	(0.21)	—	—	—	(0.21)
Riders and Other Retail Margin(a)	0.28	0.07	—	—	0.35
Rate case impacts, net(b)	0.22	—	—	—	0.22
Wholesale(c)	(0.04)	—	—	—	(0.04)
Operations and maintenance, net of recoverables(d)	0.19	0.01	—	—	0.20
Interest Expense(e)	(0.24)	(0.03)	(0.22)	—	(0.49)
AFUDC Equity	(0.02)	—	—	—	(0.02)
Depreciation and amortization(e)	(0.10)	(0.01)	—	—	(0.11)
Other(f)	(0.09)	0.02	0.35	—	0.28
Total variance	$(0.30)	$0.06	$0.13	$—	$(0.11)
2023 YTD Adjusted Earnings Per Share	$4.12	$0.42	$(0.49)	$—	$4.05
Regulatory Matters	(0.11)	—	—	—	(0.11)
Discontinued Operations	—	—	—	(1.67)	(1.67)
2023 YTD Reported Earnings Per Share	$4.01	$0.42	$(0.49)	$(1.67)	$2.27

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 770 million to 771 million.

(a)    Electric Utilities and Infrastructure includes riders and transmission revenues (+$0.09), favorable fuel and purchased power (+$0.09) and revenues from customer programs (+$0.04).
(b)    Electric Utilities and Infrastructure includes impacts from the DEF multiyear rate plan (+$0.07), DOE nuclear fuel storage funding at DEF (+$0.09), DEP South Carolina rates, effective April 2023 and DEP North Carolina interim rates, effective June 2023 (+$0.05) and DEO rates, effective January 2023 (+$0.01). Per the 2021 Settlement, DEF is permitted to recognize into earnings a total of $173 million through the approved settlement period, while also remaining within the approved return on equity band.
(c)    Primarily due to lower capacity volumes.
(d)    Electric Utilities and Infrastructure is primarily due to lower employee-related expenses and lower storm costs in the current year.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Electric Utilities and Infrastructure includes the impact of GIC minority interest sale and higher property taxes. Other includes a favorable adjustment related to certain allowable tax deductions (+$0.16) and higher returns on investments (+$0.14).

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Operating Revenues
Regulated electric	$7,640	$7,373	$20,140	$19,381
Regulated natural gas	284	397	1,497	1,824
Nonregulated electric and other	70	72	211	212
Total operating revenues	7,994	7,842	21,848	21,417
Operating Expenses
Fuel used in electric generation and purchased power	2,571	2,632	6,987	6,421
Cost of natural gas	57	189	434	859
Operation, maintenance and other	1,428	1,308	4,113	4,223
Depreciation and amortization	1,353	1,299	3,913	3,793
Property and other taxes	394	368	1,136	1,118
Impairment of assets and other charges	88	(4)	96	202
Total operating expenses	5,891	5,792	16,679	16,616
Gains on Sales of Other Assets and Other, net	8	6	46	17
Operating Income	2,111	2,056	5,215	4,818
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	45	28	85	92
Other income and expenses, net	133	87	431	290
Total other income and expenses	178	115	516	382
Interest Expense	774	603	2,221	1,760
Income From Continuing Operations Before Income Taxes	1,515	1,568	3,510	3,440
Income Tax Expense From Continuing Operations	42	158	316	297
Income From Continuing Operations	1,473	1,410	3,194	3,143
(Loss) Income From Discontinued Operations, net of tax	(152)	3	(1,316)	(30)
Net Income	1,321	1,413	1,878	3,113
Add: Net (Income) Loss Attributable to Noncontrolling Interests	(69)	9	(42)	73
Net Income Attributable to Duke Energy Corporation	1,252	1,422	1,836	3,186
Less: Preferred Dividends	39	39	92	92
Net Income Available to Duke Energy Corporation Common Stockholders	$1,213	$1,383	$1,744	$3,094

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.83	$1.78	$3.94	$3.95
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$(0.24)	$0.03	$(1.67)	$0.08
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$1.59	$1.81	$2.27	$4.03
Weighted average shares outstanding
Basic and Diluted	771	770	771	770

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	September 30, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$324	$409
Receivables (net of allowance for doubtful accounts of $49 at 2023 and $40 at 2022)	831	1,309
Receivables of VIEs (net of allowance for doubtful accounts of $154 at 2023 and $176 at 2022)	3,244	3,106
Inventory	4,118	3,584
Regulatory assets (includes $109 at 2023 and $106 at 2022 related to VIEs)	3,489	3,485
Assets held for sale	440	356
Other (includes $56 at 2023 and $116 at 2022 related to VIEs)	602	973
Total current assets	13,048	13,222
Property, Plant and Equipment
Cost	170,941	163,839
Accumulated depreciation and amortization	(54,994)	(52,100)
Facilities to be retired, net	—	9
Net property, plant and equipment	115,947	111,748
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,668 at 2023 and $1,715 at 2022 related to VIEs)	13,745	14,645
Nuclear decommissioning trust funds	9,245	8,637
Operating lease right-of-use assets, net	1,073	1,042
Investments in equity method unconsolidated affiliates	505	455
Assets held for sale	4,596	$5,634
Other (includes $43 at 2023 and $52 at 2022 related to VIEs)	3,698	3,400
Total other noncurrent assets	52,165	53,116
Total Assets	$181,160	$178,086
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,539	$4,754
Notes payable and commercial paper	3,154	3,952
Taxes accrued	991	722
Interest accrued	750	626
Current maturities of long-term debt (includes $428 at 2023 and $350 at 2022 related to VIEs)	4,034	3,878
Asset retirement obligations	620	773
Regulatory liabilities	1,396	1,466
Liabilities associated with assets held for sale	589	535
Other	2,087	2,167
Total current liabilities	17,160	18,873
Long-Term Debt (includes $3,025 at 2023 and $3,108 at 2022 related to VIEs)	71,353	65,873
Other Noncurrent Liabilities
Deferred income taxes	10,438	9,964
Asset retirement obligations	11,613	11,955
Regulatory liabilities	13,396	13,582
Operating lease liabilities	897	876
Accrued pension and other post-retirement benefit costs	662	832
Investment tax credits	856	849
Liabilities associated with assets held for sale	1,634	$1,927
Other (includes $54 at 2023 related to VIEs)	1,325	1,502
Total other noncurrent liabilities	40,821	41,487
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2023 and 2022	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2023 and 2022	989	989
Common stock, $0.001 par value, 2 billion shares authorized; 771 million and 770 million shares outstanding at 2023 and 2022	1	1
Additional paid-in capital	44,886	44,862
Retained earnings	2,036	2,637
Accumulated other comprehensive loss	121	(140)
Total Duke Energy Corporation stockholders' equity	49,006	49,322
Noncontrolling interests	2,820	2,531
Total equity	51,826	51,853
Total Liabilities and Equity	$181,160	$178,086

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,878	$3,113
Adjustments to reconcile net income to net cash provided by operating activities	5,431	2,075
Net cash provided by operating activities	7,309	5,188

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(9,751)	(8,630)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	2,413	3,551

Net (decrease) increase in cash, cash equivalents and restricted cash	(29)	109
Cash, cash equivalents and restricted cash at beginning of period	603	520
Cash, cash equivalents and restricted cash at end of period	$574	$629

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$7,658	$—	$—	$(18)	$7,640
Regulated natural gas	—	307	—	(23)	284
Nonregulated electric and other	57	6	33	(26)	70
Total operating revenues	7,715	313	33	(67)	7,994
Operating Expenses
Fuel used in electric generation and purchased power	2,591	—	—	(20)	2,571
Cost of natural gas	—	57	—	—	57
Operation, maintenance and other	1,398	103	(29)	(44)	1,428
Depreciation and amortization	1,209	88	63	(7)	1,353
Property and other taxes	392	32	(30)	—	394
Impairment of assets and other charges	88	—	—	—	88
Total operating expenses	5,678	280	4	(71)	5,891
Gains on Sales of Other Assets and Other, net	2	—	5	1	8
Operating Income	2,039	33	34	5	2,111
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	21	22	—	45
Other income and expenses, net	129	18	25	(39)	133
Total Other Income and Expenses	131	39	47	(39)	178
Interest Expense	468	56	283	(33)	774
Income (Loss) from Continuing Operations before Income Taxes	1,702	16	(202)	(1)	1,515
Income Tax Expense (Benefit) from Continuing Operations	224	1	(182)	(1)	42
Income (Loss) from Continuing Operations	1,478	15	(20)	—	1,473
Less: Net Income Attributable to Noncontrolling Interest	31	—	—	—	31
Net Income (Loss) Attributable to Duke Energy Corporation	1,447	15	(20)	—	1,442
Less: Preferred Dividends	—	—	39	—	39
Segment Income/Other Net Loss	$1,447	$15	$(59)	$—	$1,403
Discontinued Operations					(190)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,213

Segment Income/Other Net Loss	$1,447	$15	$(59)	$—	$1,403
Special Items	84	—	—	—	84
Adjusted Earnings(a)	$1,531	$15	$(59)	$—	$1,487
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$20,190	$—	$—	$(50)	$20,140
Regulated natural gas	—	1,565	—	(68)	1,497
Nonregulated electric and other	173	18	98	(78)	211
Total operating revenues	20,363	1,583	98	(196)	21,848
Operating Expenses
Fuel used in electric generation and purchased power	7,045	—	—	(58)	6,987
Cost of natural gas	—	434	—	—	434
Operation, maintenance and other	4,008	332	(97)	(130)	4,113
Depreciation and amortization	3,493	257	184	(21)	3,913
Property and other taxes	1,077	93	(34)	—	1,136
Impairment of assets and other charges	100	(4)	—	—	96
Total operating expenses	15,723	1,112	53	(209)	16,679
Gains (Losses) on Sales of Other Assets and Other, net	30	(1)	16	1	46
Operating Income	4,670	470	61	14	5,215
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	5	33	47	—	85
Other income and expenses, net	383	53	121	(126)	431
Total Other Income and Expenses	388	86	168	(126)	516
Interest Expense	1,364	158	810	(111)	2,221
Income (Loss) from Continuing Operations before Income Taxes	3,694	398	(581)	(1)	3,510
Income Tax Expense (Benefit) from Continuing Operations	531	71	(285)	(1)	316
Income (Loss) from Continuing Operations	3,163	327	(296)	—	3,194
Less: Net Income Attributable to Noncontrolling Interest	75	—	—	—	75
Net Income (Loss) Attributable to Duke Energy Corporation	3,088	327	(296)	—	3,119
Less: Preferred Dividends	—	—	92	—	92
Segment Income/Other Net Loss	$3,088	$327	$(388)	$—	$3,027
Discontinued Operations					(1,283)
Net Income Available to Duke Energy Corporation Common Stockholders					$1,744

Segment Income/Other Net Loss	$3,088	$327	$(388)	$—	$3,027
Special Items	84	—	—	—	84
Adjusted Earnings(a)	$3,172	$327	$(388)	$—	$3,111
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$7,382	$—	$1	$(10)	$7,373
Regulated natural gas	—	421	—	(24)	397
Nonregulated electric and other	57	6	29	(20)	72
Total operating revenues	7,439	427	30	(54)	7,842
Operating Expenses
Fuel used in electric generation and purchased power	2,653	—	—	(21)	2,632
Cost of natural gas	—	189	—	—	189
Operation, maintenance and other	1,257	115	(32)	(32)	1,308
Depreciation and amortization	1,170	80	56	(7)	1,299
Property and other taxes	336	29	3	—	368
Impairment of assets and other charges	8	(12)	—	—	(4)
Total operating expenses	5,424	401	27	(60)	5,792
Gains on Sales of Other Assets and Other, net	7	—	—	(1)	6
Operating Income	2,022	26	3	5	2,056
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	6	20	—	28
Other income and expenses, net	112	19	(14)	(30)	87
Total Other Income and Expenses	114	25	6	(30)	115
Interest Expense	377	45	205	(24)	603
Income (Loss) from Continuing Operations before Income Taxes	1,759	6	(196)	(1)	1,568
Income Tax Expense (Benefit) from Continuing Operations	207	2	(51)	—	158
Income (Loss) from Continuing Operations	1,552	4	(145)	(1)	1,410
Less: Net Income (Loss) Attributable to Noncontrolling Interest	12	—	(1)	—	11
Net Income (Loss) Attributable to Duke Energy Corporation	1,540	4	(144)	(1)	1,399
Less: Preferred Dividends	—	—	39	—	39
Segment Income/Other Net Loss	$1,540	$4	$(183)	$(1)	$1,360
Discontinued Operations					23
Net Income Available to Duke Energy Corporation Common Stockholders					$1,383

Segment Income/Other Net Loss	$1,540	$4	$(183)	$(1)	$1,360
Other Adjustments	—	—	—	1	1
Adjusted Earnings(a)	$1,540	$4	$(183)	$—	$1,361
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$19,404	$—	$2	$(25)	$19,381
Regulated natural gas	—	1,894	—	(70)	1,824
Nonregulated electric and other	172	18	89	(67)	212
Total operating revenues	19,576	1,912	91	(162)	21,417
Operating Expenses
Fuel used in electric generation and purchased power	6,481	—	—	(60)	6,421
Cost of natural gas	—	859	—	—	859
Operation, maintenance and other	4,011	410	(104)	(94)	4,223
Depreciation and amortization	3,411	241	162	(21)	3,793
Property and other taxes	1,004	103	11	—	1,118
Impairment of assets and other charges	214	(12)	—	—	202
Total operating expenses	15,121	1,601	69	(175)	16,616
Gains on Sales of Other Assets and Other, net	12	4	1	—	17
Operating Income	4,467	315	23	13	4,818
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	6	14	72	—	92
Other income and expenses, net	375	47	(77)	(55)	290
Total Other Income and Expenses	381	61	(5)	(55)	382
Interest Expense	1,144	127	529	(40)	1,760
Income (Loss) From Continuing Operations Before Income Taxes	3,704	249	(511)	(2)	3,440
Income Tax Expense (Benefit) from Continuing Operations	448	(28)	(123)	—	297
Income (Loss) from Continuing Operations	3,256	277	(388)	(2)	3,143
Less: Net Income Attributable to Noncontrolling Interest	19	—	—	—	19
Net Income (Loss) Attributable to Duke Energy Corporation	3,237	277	(388)	(2)	3,124
Less: Preferred Dividends	—	—	92	—	92
Segment Income/Other Net Loss	$3,237	$277	$(480)	$(2)	$3,032
Discontinued Operations					62
Net Income Available to Duke Energy Corporation Common Stockholders					$3,094

Segment Income/Other Net Loss	$3,237	$277	$(480)	$(2)	$3,032
Special Items	157	—	—	2	159
Adjusted Earnings(a)	$3,394	$277	$(480)	$—	$3,191
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$115	$6	$202	$1	$324
Receivables, net	689	126	16	—	831
Receivables of variable interest entities, net	3,244	—	—	—	3,244
Receivables from affiliated companies	127	129	616	(872)	—
Notes receivable from affiliated companies	—	—	2,085	(2,085)	—
Inventory	3,978	103	37	—	4,118
Regulatory assets	3,263	123	103	—	3,489
Assets held for sale	—	—	440	—	440
Other	324	96	208	(26)	602
Total current assets	11,740	583	3,707	(2,982)	13,048
Property, Plant and Equipment
Cost	151,987	16,213	2,829	(88)	170,941
Accumulated depreciation and amortization	(50,083)	(3,307)	(1,604)	—	(54,994)
Net property, plant and equipment	101,904	12,906	1,225	(88)	115,947
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	12,435	825	485	—	13,745
Nuclear decommissioning trust funds	9,245	—	—	—	9,245
Operating lease right-of-use assets, net	769	3	301	—	1,073
Investments in equity method unconsolidated affiliates	98	253	153	1	505
Investment in consolidated subsidiaries	662	4	70,112	(70,778)	—
Assets held for sale	—	—	4,596	—	4,596
Other	2,282	336	1,707	(627)	3,698
Total other noncurrent assets	42,870	3,345	77,354	(71,404)	52,165
Total Assets	156,514	16,834	82,286	(74,474)	181,160
Segment reclassifications, intercompany balances and other	(926)	(110)	(73,438)	74,474	—
Segment Assets	$155,588	$16,724	$8,848	$—	$181,160

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2023
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,774	$254	$510	$1	$3,539
Accounts payable to affiliated companies	624	48	140	(812)	—
Notes payable to affiliated companies	1,722	392	—	(2,114)	—
Notes payable and commercial paper	—	—	3,154	—	3,154
Taxes accrued	1,254	44	(307)	—	991
Interest accrued	455	59	237	(1)	750
Current maturities of long-term debt	1,468	163	2,409	(6)	4,034
Asset retirement obligations	620	—	—	—	620
Regulatory liabilities	1,287	109	—	—	1,396
Liabilities associated with assets held for sale	—	—	589	—	589
Other	1,624	85	433	(55)	2,087
Total current liabilities	11,828	1,154	7,165	(2,987)	17,160
Long-Term Debt	43,932	4,398	23,104	(81)	71,353
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	11,999	1,317	(2,878)	—	10,438
Asset retirement obligations	11,527	86	—	—	11,613
Regulatory liabilities	12,097	1,260	39	—	13,396
Operating lease liabilities	685	10	202	—	897
Accrued pension and other post-retirement benefit costs	176	30	456	—	662
Investment tax credits	855	1	—	—	856
Liabilities associated with assets held for sale	—	—	1,634	—	1,634
Other	773	235	72	245	1,325
Total other noncurrent liabilities	38,112	2,939	(475)	245	40,821
Equity
Total Duke Energy Corporation stockholders' equity	61,040	8,326	50,666	(71,026)	49,006
Noncontrolling interests	984	10	1,826	—	2,820
Total equity	62,024	8,336	52,492	(71,026)	51,826
Total Liabilities and Equity	156,514	16,834	82,286	(74,474)	181,160
Segment reclassifications, intercompany balances and other	(926)	(110)	(73,438)	74,474	—
Segment Liabilities and Equity	$155,588	$16,724	$8,848	$—	$181,160

(a)    Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Groups.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,393	$1,886	$2,164	$472	$851	$(51)	$7,715
Operating Expenses
Fuel used in electric generation and purchased power	690	651	885	145	283	(63)	2,591
Operation, maintenance and other	421	342	358	86	158	33	1,398
Depreciation and amortization	407	324	239	63	173	3	1,209
Property and other taxes	90	48	157	78	17	2	392
Impairment of assets and other charges	64	24	—	—	—	—	88
Total operating expenses	1,672	1,389	1,639	372	631	(25)	5,678
Gains on Sales of Other Assets and Other, net	—	1	—	—	—	1	2
Operating Income	721	498	525	100	220	(25)	2,039
Other Income and Expenses, net(b)	63	30	18	8	31	(19)	131
Interest Expense	172	109	103	30	53	1	468
Income Before Income Taxes	612	419	440	78	198	(45)	1,702
Income Tax Expense	29	49	92	13	37	4	224
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	31	31
Segment Income	$583	$370	$348	$65	$161	$(80)	$1,447
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $21 million for Duke Energy Carolinas, $12 million for Duke Energy Progress, $4 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $4 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$6,155	$4,844	$5,456	$1,411	$2,606	$(109)	$20,363
Operating Expenses
Fuel used in electric generation and purchased power	1,823	1,685	2,218	485	980	(146)	7,045
Operation, maintenance and other	1,268	1,042	891	268	520	19	4,008
Depreciation and amortization	1,186	935	674	186	500	12	3,493
Property and other taxes	276	143	403	211	42	2	1,077
Impairment of assets and other charges	70	31	(1)	—	—	—	100
Total operating expenses	4,623	3,836	4,185	1,150	2,042	(113)	15,723
Gains on Sales of Other Assets and Other, net	26	2	1	—	—	1	30
Operating Income	1,558	1,010	1,272	261	564	5	4,670
Other Income and Expenses, net(b)	183	95	56	23	59	(28)	388
Interest Expense	504	315	305	86	157	(3)	1,364
Income Before Income Taxes	1,237	790	1,023	198	466	(20)	3,694
Income Tax Expense	101	103	208	30	83	6	531
Net Income	1,136	687	815	168	383	(26)	3,163
Less: Net Income Attributable to Noncontrolling Interest(c)	—	—	—	—	—	75	75
Segment Income	$1,136	$687	$815	$168	$383	$(101)	$3,088
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $69 million for Duke Energy Carolinas, $38 million for Duke Energy Progress, $10 million for Duke Energy Florida, $4 million of Duke Energy Ohio and $7 million for Duke Energy Indiana.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$19	$27	$41	$14	$14	$—	$115
Receivables, net	279	129	80	70	117	14	689
Receivables of variable interest entities, net	1,028	831	766	—	—	619	3,244
Receivables from affiliated companies	165	32	3	168	154	(395)	127
Inventory	1,422	1,141	662	154	600	(1)	3,978
Regulatory assets	1,447	946	749	29	93	(1)	3,263
Other	86	49	128	7	59	(5)	324
Total current assets	4,446	3,155	2,429	442	1,037	231	11,740
Property, Plant and Equipment
Cost	56,889	40,283	27,581	8,452	18,638	144	151,987
Accumulated depreciation and amortization	(19,669)	(14,870)	(6,896)	(2,309)	(6,359)	20	(50,083)
Net property, plant and equipment	37,220	25,413	20,685	6,143	12,279	164	101,904
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	4,020	4,406	2,042	347	899	721	12,435
Nuclear decommissioning trust funds	5,156	3,697	393	—	—	(1)	9,245
Operating lease right-of-use assets, net	75	329	302	17	47	(1)	769
Investments in equity method unconsolidated affiliates	—	—	1	—	—	97	98
Investment in consolidated subsidiaries	54	13	3	367	1	224	662
Other	1,088	693	463	59	323	(344)	2,282
Total other noncurrent assets	10,393	9,138	3,204	1,386	1,270	17,479	42,870
Total Assets	52,059	37,706	26,318	7,971	14,586	17,874	156,514
Segment reclassifications, intercompany balances and other	(230)	(137)	(13)	(226)	173	(493)	(926)
Reportable Segment Assets	$51,829	$37,569	$26,305	$7,745	$14,759	$17,381	$155,588
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, restricted receivables related to Cinergy Receivables Company and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2023
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,015	$502	$698	$270	$277	$12	$2,774
Accounts payable to affiliated companies	221	252	154	23	111	(137)	624
Notes payable to affiliated companies	331	691	292	179	200	29	1,722
Taxes accrued	351	256	342	230	88	(13)	1,254
Interest accrued	150	86	104	42	74	(1)	455
Current maturities of long-term debt	19	71	1,194	100	3	81	1,468
Asset retirement obligations	238	260	1	8	114	(1)	620
Regulatory liabilities	532	290	224	35	205	1	1,287
Other	597	451	350	69	157	—	1,624
Total current liabilities	3,454	2,859	3,359	956	1,229	(29)	11,828
Long-Term Debt	15,676	11,497	8,726	2,863	4,351	819	43,932
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,422	2,570	2,774	810	1,352	71	11,999
Asset retirement obligations	5,030	5,362	307	71	728	29	11,527
Regulatory liabilities	5,614	4,120	664	244	1,478	(23)	12,097
Operating lease liabilities	75	298	250	17	45	—	685
Accrued pension and other post-retirement benefit costs	60	150	100	68	116	(318)	176
Investment tax credits	302	130	233	3	186	1	855
Other	566	84	69	52	15	(13)	773
Total other noncurrent liabilities	16,069	12,714	4,397	1,265	3,920	(253)	38,112
Equity
Total Duke Energy Corporation stockholders equity	16,560	10,486	9,836	2,869	4,936	16,353	61,040
Noncontrolling interests(c)	—	—	—	—	—	984	984
Total equity	16,560	10,486	9,836	2,869	4,936	17,337	62,024
Total Liabilities and Equity	52,059	37,706	26,318	7,971	14,586	17,874	156,514
Segment reclassifications, intercompany balances and other	(230)	(137)	(13)	(226)	173	(493)	(926)
Reportable Segment Liabilities and Equity	$51,829	$37,569	$26,305	$7,745	$14,759	$17,381	$155,588
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$105	$208	$—	$—	$313
Operating Expenses
Cost of natural gas	6	51	—	—	57
Operation, maintenance and other	26	76	—	1	103
Depreciation and amortization	28	59	—	1	88
Property and other taxes	16	16	—	—	32
Total operating expenses	76	202	—	2	280
Operating Income	29	6	—	(2)	33
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	21	—	21
Other income and expenses, net	3	15	(2)	2	18
Total other income and expenses	3	15	19	2	39
Interest Expense	14	41	—	1	56
Income (Loss) Before Income Taxes	18	(20)	19	(1)	16
Income Tax Expense (Benefit)	1	(5)	5	—	1
Segment Income	$17	$(15)	$14	$(1)	$15
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Primarily earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$464	$1,119	$—	$—	$1,583
Operating Expenses
Cost of natural gas	118	316	—	—	434
Operation, maintenance and other	85	245	2	—	332
Depreciation and amortization	81	175	—	1	257
Property and other taxes	47	46	—	—	93
Impairment of assets and other charges	—	(4)	—	—	(4)
Total operating expenses	331	778	2	1	1,112
Losses on Sales of Other Assets and Other, net	(1)	—	—	—	(1)
Operating Income (Loss)	132	341	(2)	(1)	470
Other Income and Expenses, net
Equity in earnings of unconsolidated affiliates	—	—	33	—	33
Other income and expenses, net	11	43	(2)	1	53
Other Income and Expenses, net	11	43	31	1	86
Interest Expense	38	120	—	—	158
Income Before Income Taxes	105	264	29	—	398
Income Tax Expense	18	45	7	1	71
Segment Income	$87	$219	$22	$(1)	$327
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	September 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$6	$—	$1	$(1)	$6
Receivables, net	27	99	—	—	126
Receivables from affiliated companies	59	87	78	(95)	129
Inventory	15	88	—	—	103
Regulatory assets	2	120	—	1	123
Other	29	62	5	—	96
Total current assets	138	456	84	(95)	583
Property, Plant and Equipment
Cost	4,524	11,595	93	1	16,213
Accumulated depreciation and amortization	(1,077)	(2,230)	—	—	(3,307)
Net property, plant and equipment	3,447	9,365	93	1	12,906
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	325	415	—	85	825
Operating lease right-of-use assets, net	—	3	—	—	3
Investments in equity method unconsolidated affiliates	—	—	248	5	253
Investment in consolidated subsidiaries	—	—	—	4	4
Other	18	288	29	1	336
Total other noncurrent assets	667	755	277	1,646	3,345
Total Assets	4,252	10,576	454	1,552	16,834
Segment reclassifications, intercompany balances and other	(34)	(88)	(78)	90	(110)
Reportable Segment Assets	$4,218	$10,488	$376	$1,642	$16,724
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2023
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$41	$209	$5	$(1)	$254
Accounts payable to affiliated companies	26	85	32	(95)	48
Notes payable to affiliated companies	94	297	—	1	392
Taxes accrued	6	39	(1)	—	44
Interest accrued	10	49	—	—	59
Current maturities of long-term debt	75	85	—	3	163
Regulatory liabilities	11	98	—	—	109
Other	2	67	17	(1)	85
Total current liabilities	265	929	53	(93)	1,154
Long-Term Debt	629	3,628	71	70	4,398
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	361	935	20	1	1,317
Asset retirement obligations	59	28	—	(1)	86
Regulatory liabilities	254	993	—	13	1,260
Operating lease liabilities	—	10	—	—	10
Accrued pension and other post-retirement benefit costs	23	7	—	—	30
Investment tax credits	—	1	—	—	1
Other	47	174	13	1	235
Total other noncurrent liabilities	744	2,148	33	14	2,939
Equity
Total Duke Energy Corporation stockholders' equity	2,607	3,871	287	1,561	8,326
Noncontrolling interests	—	—	10	—	10
Total equity	2,607	3,871	297	1,561	8,336
Total Liabilities and Equity	4,252	10,576	454	1,552	16,834
Segment reclassifications, intercompany balances and other	(34)	(88)	(78)	90	(110)
Reportable Segment Liabilities and Equity	$4,218	$10,488	$376	$1,642	$16,724
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
September 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	26,154	26,362	(0.8%)	(0.3%)	66,505	68,985	(3.6%)	(1.8%)
General Service	22,564	22,507	0.3%	(1.3%)	58,707	59,009	(0.5%)	(1.4%)
Industrial	12,672	13,528	(6.3%)	(5.7%)	36,435	37,744	(3.5%)	(5.2%)
Other Energy Sales	141	148	(4.7%)	n/a	431	428	0.7%	n/a
Unbilled Sales	(1,421)	(2,082)	31.7%	n/a	(2,519)	1,180	(313.5%)	n/a
Total Retail Sales	60,110	60,463	(0.6%)	(1.9)%	159,559	167,346	(4.7%)	(2.4%)
Wholesale and Other	12,951	13,262	(2.3%)		31,864	35,231	(9.6%)
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	73,061	73,725	(0.9%)		191,423	202,577	(5.5%)

Average Number of Customers (Electric)
Residential	7,267,668	7,131,924	1.9%		7,232,568	7,098,468	1.9%
General Service	1,038,192	1,035,725	0.2%		1,036,602	1,041,327	(0.5%)
Industrial	16,064	16,283	(1.3%)		16,167	16,348	(1.1%)
Other Energy Sales	24,070	24,340	(1.1%)		24,158	24,698	(2.2%)
Total Retail Customers	8,345,994	8,208,272	1.7%		8,309,495	8,180,841	1.6%
Wholesale and Other	49	35	40.0%		48	38	26.3%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,346,043	8,208,307	1.7%		8,309,543	8,180,879	1.6%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	12,750	8,918	43.0%		25,467	28,673	(11.2%)
Nuclear	19,304	19,442	(0.7%)		56,170	55,435	1.3%
Hydro	274	309	(11.3%)		1,656	1,441	14.9%
Natural Gas and Oil	26,596	28,513	(6.7%)		68,443	71,309	(4.0%)
Renewable Energy	831	706	17.7%		2,204	1,840	19.8%
Total Generation(d)	59,755	57,888	3.2%		153,940	158,698	(3.0%)
Purchased Power and Net Interchange(e)	17,376	19,465	(10.7%)		47,780	52,178	(8.4%)
Total Sources of Energy	77,131	77,353	(0.3%)		201,720	210,876	(4.3%)
Less: Line Loss and Other	4,070	3,628	12.2%		10,298	8,299	24.1%
Total GWh Sources	73,061	73,725	(0.9%)		191,422	202,577	(5.5%)

Owned Megawatt (MW) Capacity(c)
Summer					50,236	49,847
Winter					53,105	53,015
Nuclear Capacity Factor (%)(f)					96	95

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	8,544	8,743	(2.3%)		22,058	23,108	(4.5%)
General Service	8,600	8,609	(0.1%)		22,489	22,650	(0.7%)
Industrial	5,357	5,605	(4.4%)		15,061	15,869	(5.1%)
Other Energy Sales	69	74	(6.8%)		209	226	(7.5%)
Unbilled Sales	(376)	(962)	60.9%		(877)	282	(411.0%)
Total Retail Sales	22,194	22,069	0.6%	(0.2%)	58,940	62,135	(5.1%)	(2.2%)
Wholesale and Other	2,616	2,485	5.3%		7,427	6,990	6.3%
Total Consolidated Electric Sales – Duke Energy Carolinas	24,810	24,554	1.0%		66,367	69,125	(4.0%)

Average Number of Customers
Residential	2,434,728	2,382,278	2.2%		2,420,897	2,371,783	2.1%
General Service	400,286	399,125	0.3%		399,932	400,440	(0.1%)
Industrial	6,044	6,045	—%		6,071	6,053	0.3%
Other Energy Sales	11,200	11,233	(0.3%)		11,218	11,242	(0.2%)
Total Retail Customers	2,852,258	2,798,681	1.9%		2,838,118	2,789,518	1.7%
Wholesale and Other	25	16	56.3%		26	17	52.9%
Total Average Number of Customers – Duke Energy Carolinas	2,852,283	2,798,697	1.9%		2,838,144	2,789,535	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	3,589	1,469	144.3%		6,522	6,066	7.5%
Nuclear	11,361	11,697	(2.9%)		33,292	32,943	1.1%
Hydro	79	119	(33.6%)		842	756	11.4%
Natural Gas and Oil	7,618	9,146	(16.7%)		20,039	21,451	(6.6%)
Renewable Energy	102	143	(28.7%)		266	389	(31.6%)
Total Generation(d)	22,749	22,574	0.8%		60,961	61,605	(1.0%)
Purchased Power and Net Interchange(e)	3,384	3,514	(3.7%)		8,641	10,437	(17.2%)
Total Sources of Energy	26,133	26,088	0.2%		69,602	72,042	(3.4%)
Less: Line Loss and Other	1,323	1,534	(13.8%)		3,235	2,917	10.9%
Total GWh Sources	24,810	24,554	1.0%		66,367	69,125	(4.0%)

Owned MW Capacity(c)
Summer					19,617	19,492
Winter					20,442	20,350
Nuclear Capacity Factor (%)(f)					95	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1	28	(96.4%)		1,459	1,823	(20.0%)
Cooling Degree Days	1,048	1,007	4.1%		1,395	1,607	(13.2%)

Variance from Normal
Heating Degree Days	(95.7%)	94.7%			(20.0%)	(6.2%)
Cooling Degree Days	4.1%	(0.2%)			(13.2%)	5.8%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	5,389	5,411	(0.4%)		13,852	14,608	(5.2%)
General Service	4,456	4,202	6.0%		11,354	11,670	(2.7%)
Industrial	2,559	2,844	(10.0%)		7,407	8,571	(13.6%)
Other Energy Sales	21	22	(4.5%)		64	68	(5.9%)
Unbilled Sales	(293)	(211)	(38.9%)		(784)	(507)	(54.6%)
Total Retail Sales	12,132	12,268	(1.1%)	(1.9%)	31,893	34,410	(7.3%)	(4.0%)
Wholesale and Other	7,572	7,340	3.2%		18,610	20,082	(7.3%)
Total Consolidated Electric Sales – Duke Energy Progress	19,704	19,608	0.5%		50,503	54,492	(7.3%)

Average Number of Customers
Residential	1,469,046	1,436,839	2.2%		1,460,480	1,430,877	2.1%
General Service	247,729	248,949	(0.5%)		247,356	248,526	(0.5%)
Industrial	3,285	3,314	(0.9%)		3,299	3,325	(0.8%)
Other Energy Sales	2,484	2,548	(2.5%)		2,499	2,561	(2.4%)
Total Retail Customers	1,722,544	1,691,650	1.8%		1,713,634	1,685,289	1.7%
Wholesale and Other	9	7	28.6%		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,722,553	1,691,657	1.8%		1,713,642	1,685,297	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	2,933	1,630	79.9%		4,390	5,374	(18.3%)
Nuclear	7,943	7,745	2.6%		22,878	22,492	1.7%
Hydro	90	93	(3.2%)		523	489	7.0%
Natural Gas and Oil	6,679	7,125	(6.3%)		17,068	18,314	(6.8%)
Renewable Energy	74	68	8.8%		203	202	0.5%
Total Generation(d)	17,719	16,661	6.4%		45,062	46,871	(3.9%)
Purchased Power and Net Interchange(e)	2,827	3,652	(22.6%)		7,381	8,720	(15.4%)
Total Sources of Energy	20,546	20,313	1.1%		52,443	55,591	(5.7%)
Less: Line Loss and Other	842	705	19.4%		1,940	1,099	76.5%
Total GWh Sources	19,704	19,608	0.5%		50,503	54,492	(7.3%)

Owned MW Capacity(c)
Summer					12,540	12,464
Winter					13,618	13,605
Nuclear Capacity Factor (%)(f)					97	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	3	11	(72.7%)		1,197	1,615	(25.9%)
Cooling Degree Days	1,201	1,158	3.7%		1,700	1,863	(8.7%)

Variance from Normal
Heating Degree Days	(80.6%)	23.3%			(25.9%)	(8.8%)
Cooling Degree Days	3.7%	7.3%			(8.8%)	13.3%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	7,238	6,951	4.1%		17,096	16,845	1.5%
General Service	4,640	4,573	1.5%		11,942	11,809	1.1%
Industrial	870	944	(7.8%)		2,560	2,711	(5.6%)
Other Energy Sales	7	8	(12.5%)		23	25	(8.0%)
Unbilled Sales	(203)	(879)	—%		257	320	(19.7%)
Total Retail Sales	12,552	11,597	8.2%	2.2%	31,878	31,710	0.5%	(0.7%)
Wholesale and Other	1,113	1,958	(43.2%)		2,177	4,087	(46.7%)
Total Electric Sales – Duke Energy Florida	13,665	13,555	0.8%		34,055	35,797	(4.9%)

Average Number of Customers
Residential	1,756,933	1,721,642	2.0%		1,748,362	1,716,269	1.9%
General Service	209,355	207,691	0.8%		209,011	207,385	0.8%
Industrial	1,755	1,854	(5.3%)		1,784	1,878	(5.0%)
Other Energy Sales	3,666	3,726	(1.6%)		3,685	3,746	(1.6%)
Total Retail Customers	1,971,709	1,934,913	1.9%		1,962,842	1,929,278	1.7%
Wholesale and Other	10	7	42.9%		9	9	—%
Total Average Number of Customers – Duke Energy Florida	1,971,719	1,934,920	1.9%		1,962,851	1,929,287	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,473	1,130	30.4%		2,984	3,313	(9.9%)
Natural Gas and Oil	10,942	11,193	(2.2%)		27,825	28,336	(1.8%)
Renewable Energy	646	486	32.9%		1,712	1,228	39.4%
Total Generation(d)	13,061	12,809	2.0%		32,521	32,877	(1.1%)
Purchased Power and Net Interchange(e)	1,308	1,788	(26.8%)		2,894	4,002	(27.7%)
Total Sources of Energy	14,369	14,597	(1.6%)		35,415	36,879	(4.0%)
Less: Line Loss and Other	704	1,042	(32.4%)		1,360	1,082	25.7%
Total GWh Sources	13,665	13,555	0.8%		34,055	35,797	(4.9%)

Owned MW Capacity(c)
Summer					10,697	10,469
Winter					11,132	11,115

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		178	301	(40.9%)
Cooling Degree Days	1,673	1,502	11.4%		3,204	2,983	7.4%

Variance from Normal
Heating Degree Days	—%	—%			(41.0%)	(19.4%)
Cooling Degree Days	11.4%	0.8%			7.4%	8.7%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,562	2,709	(5.4%)		6,738	7,134	(5.6%)
General Service	2,555	2,820	(9.4%)		6,809	6,688	1.8%
Industrial	1,490	1,586	(6.1%)		4,174	3,841	8.7%
Other Energy Sales	28	26	7.7%		86	65	32.3%
Unbilled Sales	(384)	(130)	(195.4%)		(373)	514	(172.6%)
Total Retail Sales	6,251	7,011	(10.8%)	(9.5%)	17,434	18,242	(4.4%)	(1.0%)
Wholesale and Other	105	63	66.7%		260	393	(33.8%)
Total Electric Sales – Duke Energy Ohio	6,356	7,074	(10.1%)		17,694	18,635	(5.0%)

Average Number of Customers
Residential	823,818	817,960	0.7%		822,765	809,018	1.7%
General Service	75,058	74,622	0.6%		74,789	79,894	(6.4%)
Industrial	2,333	2,411	(3.2%)		2,364	2,430	(2.7%)
Other Energy Sales	2,828	2,851	(0.8%)		2,837	3,154	(10.1%)
Total Retail Customers	904,037	897,844	0.7%		902,755	894,496	0.9%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	904,038	897,845	0.7%		902,756	894,497	0.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	751	572	31.3%		1,743	2,262	(22.9%)
Natural Gas and Oil	49	27	81.5%		131	51	156.9%
Total Generation(d)	800	599	33.6%		1,874	2,313	(19.0%)
Purchased Power and Net Interchange(e)	5,826	6,425	(9.3%)		17,471	18,123	(3.6%)
Total Sources of Energy	6,626	7,024	(5.7%)		19,345	20,436	(5.3%)
Less: Line Loss and Other	270	(50)	640.0%		1,651	1,801	(8.3%)
Total GWh Sources	6,356	7,074	(10.1%)		17,694	18,635	(5.0%)

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	4	57	(93.0%)		2,534	3,016	(16.0%)
Cooling Degree Days	746	822	(9.2%)		990	1,233	(19.7%)

Variance from Normal
Heating Degree Days	(93.5%)	8.1%			(16.0%)	(1.4%)
Cooling Degree Days	(9.3%)	6.7%			(19.7%)	11.3%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2023

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2023	2022	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	2,420	2,548	(5.0%)		6,760	7,290	(7.3%)
General Service	2,313	2,303	0.4%		6,113	6,192	(1.3%)
Industrial	2,396	2,549	(6.0%)		7,233	6,752	7.1%
Other Energy Sales	16	18	(11.1%)		49	44	11.4%
Unbilled Sales	(165)	100	(265.0%)		(742)	571	(229.9%)
Total Retail Sales	6,980	7,518	(7.2%)	(5.7%)	19,413	20,849	(6.9%)	(4.0%)
Wholesale and Other	1,546	1,416	9.2%		3,390	3,679	(7.9%)
Total Electric Sales – Duke Energy Indiana	8,526	8,934	(4.6%)		22,803	24,528	(7.0%)

Average Number of Customers
Residential	783,143	773,205	1.3%		780,064	770,521	1.2%
General Service	105,764	105,338	0.4%		105,514	105,082	0.4%
Industrial	2,647	2,659	(0.5%)		2,649	2,662	(0.5%)
Other Energy Sales	3,892	3,982	(2.3%)		3,919	3,995	(1.9%)
Total Retail Customers	895,446	885,184	1.2%		892,146	882,260	1.1%
Wholesale and Other	4	4	—%		4	3	33.3%
Total Average Number of Customers – Duke Energy Indiana	895,450	885,188	1.2%		892,150	882,263	1.1%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,004	4,117	(2.7%)		9,828	11,658	(15.7%)
Hydro	105	97	8.2%		291	196	48.5%
Natural Gas and Oil	1,308	1,022	28.0%		3,380	3,157	7.1%
Renewable Energy	9	9	—%		23	21	9.5%
Total Generation(d)	5,426	5,245	3.5%		13,522	15,032	(10.0%)
Purchased Power and Net Interchange(e)	4,031	4,086	(1.3%)		11,393	10,896	4.6%
Total Sources of Energy	9,457	9,331	1.4%		24,915	25,928	(3.9%)
Less: Line Loss and Other	931	397	134.5%		2,112	1,400	50.9%
Total GWh Sources	8,526	8,934	(4.6%)		22,803	24,528	(7.0%)

Owned MW Capacity(c)
Summer					6,306	6,346
Winter					6,749	6,781

Heating and Cooling Degree Days
Actual
Heating Degree Days	9	68	(86.8%)		2,779	3,365	(17.4%)
Cooling Degree Days	742	843	(12.0%)		1,039	1,260	(17.5%)

Variance from Normal
Heating Degree Days	(86.8%)	12.0%			(17.4%)	2.0%
Cooling Degree Days	(11.9%)	11.3%			(17.5%)	15.0%

(a)    Except as indicated in footnote (b), represents non-weather-normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2023

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Inc. (Dec.)	2023	2022	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	143,224,608	157,145,659	(8.9%)	426,926,457	463,863,034	(8.0%)
Duke Energy Midwest LDC throughput (Mcf)	9,899,743	9,559,214	3.6%	55,809,898	63,346,715	(11.9%)

Average Number of Customers – Piedmont Natural Gas
Residential	1,051,853	1,035,224	1.6%	1,054,372	1,038,168	1.6%
Commercial	106,689	105,492	1.1%	107,111	106,249	0.8%
Industrial	953	946	0.7%	954	954	—%
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,159,514	1,141,681	1.6%	1,162,456	1,145,390	1.5%

Average Number of Customers – Duke Energy Midwest
Residential	516,099	513,974	0.4%	517,656	511,553	1.2%
General Service	33,193	33,608	(1.2%)	34,222	37,677	(9.2%)
Industrial	1,784	1,532	16.4%	1,744	1,544	13.0%
Other	116	116	—%	116	120	(3.3%)
Total Average Number of Gas Customers – Duke Energy Midwest	551,192	549,230	0.4%	553,738	550,894	0.5%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.